UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2023

Integrated Rail and Resources Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Morse Boulevard, Suite 220
Winter Park, FL 32789
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (321) 972-1583

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	IRRXU	The New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share	IRRX	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A common stock for $11.50 per share	IRRXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the special meeting (defined below), on February 8, 2023, Integrated Rail and Resources Acquisition Corp. (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Trustee”) entered into an amendment, dated February 8, 2023 (the “Trust Amendment”) to the Investment Management Trust Agreement, dated as of November 11, 2021, by and between the Company and the Trustee. A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the Special Meeting of Stockholders of the Company held on February 8, 2023 at 10:00 a.m. Eastern Time (the “Special Meeting”), the Company filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on February 9, 2023 (the “Extension Amendment”), to extend the date (the “Extension”) by which the Company must (1) effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (an “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem 100% of the Company’s Class A common stock (“Class A common stock”) included as part of the units sold in the Company’s initial public offering that was consummated on November 16, 2021 (the “IPO”), from February 15, 2023 to March 15, 2023, and to allow the Company, without another stockholder vote, to further extend the date to consummate a business combination on a monthly basis up to five (5) times by an additional one (1) month each time after March 15, 2023 or later extended deadline date, by resolution of the Company’s board of directors (the “Board”), if requested by DHIP Natural Resources Investments, LLC, a Delaware limited liability company (“Sponsor”), upon five days’ advance notice prior to the applicable deadline date, until August 15, 2023, or a total of up to six (6) months after February 15, 2023 (such date as extended, the “Deadline Date”), unless the closing of a business combination shall have occurred prior thereto. The First Amendment to the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 8, 2023, the Company held the Special Meeting. On January 17, 2023, the record date for the Special Meeting, there were 28,750,000 shares of common stock of the Company entitled to be voted at the Special Meeting. At the Special Meeting, 24,113,590 shares of common stock of the Company or 83.87% of the shares entitled to vote at the Special Meeting were represented in person or by proxy. Stockholders voted on the Extension Amendment and on the Trust Amendment.

The results of voting on the above two agenda items voted on at the Special Meeting were as follows:

1. Charter Amendment

Stockholders approved the Extension Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN
23,817,764	295,826	0

2. Trust Amendment

Stockholders approved the Trust Amendment. The voting results were as follows:

FOR	AGAINST	ABSTAIN
24,112,088	1,502	0

Item 8.01.	Other Events.

In connection with the vote on the Extension Amendment at the Special Meeting, stockholders holding a total of 9,155,918 shares of the Company’s common stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $94,489,073.76 (approximately $10.32 per share) will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 19,594,082 shares outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
3.1	First Amendment to the Amended and Restated Certificate of Incorporation
10.1	Amendment to Investment Management Trust Agreement
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Rail and Resources Acquisition Corp.

Date: February 10, 2023	By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chief Executive Officer